UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2007

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  Establishment of 2007 Bonus Targets.

On February 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Genesee & Wyoming Inc. (the “Company”) approved the key terms of the Company’s annual cash bonus plan, which is incorporated under the Company’s 2004 Omnibus Incentive Plan (the “Plan”). As set forth in the Plan, which was approved by the Company’s stockholders at the 2004 Annual Meeting of stockholders, the Committee may choose from a range of defined performance measures. For fiscal year 2007, as was the case in the prior five years, the Committee approved financial and safety performance goals and bonus formulas under the Company’s Genesee Value Added methodology. The Genesee Value Added financial performance goals for the Company and each of its regions are derived from return on invested capital measurements. The Genesee Value Added safety performance goals for the Company and each of its regions are derived from ratios of the number of reportable injuries, as defined by the Federal Railroad Administration, to man hours worked. The following table illustrates the 2007 target amount of annual cash bonus payments for senior executives of the Company, as well as the relative weights assigned to each performance measure for such individuals:

		Relative weighting of different criteria in determining Annual Cash Bonus Amount
Principal Position	Target Annual Cash Bonus Amount as a percentage of base salary	Corporate Financial Performance	Corporate Safety Performance	Individual Performance Goals
Chief Executive Officer	70%	85%	15%	—
President	60%	85%	15%	—
Chief Financial Officer	50%	85%	15%	—
Chief Operating Officer	50%	80%	20%
General Counsel & Corporate Secretary	35%	50%	15%	35%
Chief Accounting Officer	35%	50%	15%	35%
Most other Corporate Officers	35%-50%	35%-85%	15%	0%-50% (1)

(1)	Certain other corporate executives with non-operational responsibilities also have individual performance goals, which are tied to the attainment of strategic or operational initiatives and vary depending on the positions held by such persons.

Financial performance based bonuses can vary from zero to 200% of the target bonus amounts. To the extent that the Company generates a financial performance based bonus amount that would otherwise be greater than 200% of the target bonus amount or less than zero, the excess amount (positive or negative, as applicable) is carried forward to determinations of the subsequent year’s bonus amount. However, no employee has any right to the excess positive amounts if his or her employment ends prior to the payment of such excess amounts, and no employee has any obligations related to excess negative amounts if his or her employment terminates. Safety performance based bonuses generally range from 0 to 100% of the targeted amount. However, if a region is injury free, the safety performance based bonuses can be 200% of the targeted amount.

The actual bonuses payable for fiscal year 2007 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee.

Payment of 2006 Bonuses to Certain Executive Officers.

On February 7, 2007, the Committee approved the payment of annual cash bonuses to certain executive officers, which were calculated pursuant to the Company’s 2006 performance compared to financial and safety performance targets established in accordance with the Company’s Genesee Value Added methodology. The amounts are as set forth below:

Principal Position	2006 Bonus Payments
Chief Executive Officer	$172,000
President	$98,000
Chief Financial Officer	$56,000
Chief Operating Officer	$46,000
General Counsel and Corporate Secretary	$43,000
Chief Accounting Officer	$41,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

February 13, 2007	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel & Corporate Secretary